UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORTLAND BANCORP

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Cortland Bancorp

194 West Main Street

Cortland, Ohio 44410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Annual Meeting:	May 20, 2015 10:00 a.m., EDT	Squaw Creek Country Club 761 Youngstown-Kingsville Road Vienna, Ohio 44473

Record Date and Voting:	5:00 p.m., EDT, March 23, 2015. If you were a shareholder of Cortland Bancorp (Cortland) at that time, you may vote at the 2015 Annual Meeting of Shareholders (the Annual Meeting). Each common share entitles the holder to one vote on each matter to be voted on by shareholders at the Annual Meeting. On the record date, Cortland had 4,527,849 common shares outstanding.

Agenda:	1. To elect three directors to serve on the Board for terms of three years each until the 2018 Annual Meeting of Shareholders and thereafter until their successors are elected and qualified.

2. To approve, on an advisory basis, the executive compensation of Cortland’s named executive officers as described in this proxy statement.

3. To consider and vote upon the 2015 Omnibus Equity Plan.

4. To consider and vote upon the 2015 Director Equity Plan.

5. To ratify the appointment of S.R. Snodgrass, P.C. as Cortland’s independent auditor for the fiscal year ending December 31, 2015.

6. To transact any other business that may properly come before the Annual Meeting.

Proxies:	Unless you specify on the proxy card to vote differently, the management proxies will vote all signed and returned proxies “FOR” election of the Board’s nominees for director, “FOR” approval of executive compensation, “FOR” approval of the 2015 Omnibus Equity Plan, “FOR” approval of the 2015 Director Equity Plan, and “FOR” ratification of Cortland’s independent auditor. The management proxies will use their discretion on any other matters that may arise. If a named nominee cannot or will not serve as a director, the management proxies will vote for a substitute person nominated by the Board to serve as a director.

Proxies Solicited By:	Proxies are being solicited by the Board. The cost of the solicitation is being borne by Cortland. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors, or employees of Cortland and its subsidiaries by mail, telephone, or personal contact. Cortland will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations, and other custodians, nominees, and fiduciaries who are record holders of common shares not beneficially owned by them, for forwarding proxy materials to, and obtaining proxies from, the beneficial owners of such common shares. In addition, we have retained Advantage Proxy to assist us in soliciting proxies. For these services, we will pay Advantage Proxy a fee of $4,500 plus reasonable expenses.

Mailing Date:	We anticipate mailing this proxy statement on or about April 6, 2015.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the Annual Meeting. You may revoke your proxy by:

•	sending written notice revoking your proxy to Timothy Carney, Cortland’s Secretary, at 194 West Main Street, Cortland, Ohio 44410, which must be received prior to the Annual Meeting;

•	sending in another signed proxy card with a later date, which must be received by Cortland prior to the Annual Meeting; or

•	attending the Annual Meeting and revoking your proxy in person if your common shares are held in your name. If your common shares are held in the name of your broker, financial institution, or other holder of record, you must bring an account statement or letter from the broker, financial institution, or other holder of record indicating that you were the beneficial owner of the common shares on the record date.

Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2015: THE PROXY STATEMENT, INCLUDING NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS, AND FORM 10-K ARE AVAILABLE AT www.cortland-banks.com.

PROXY STATEMENT

PROXY STATEMENT

Cortland Bancorp (Cortland), an Ohio corporation, is registered as a financial holding company and a bank holding company with the Board of Governors of the Federal Reserve System and owns all of the issued and outstanding common shares of The Cortland Savings and Banking Company (the Bank). Cortland’s principal executive offices are located at 194 West Main Street, Cortland, Ohio 44410. Cortland’s common shares are traded on the OTCQX under the symbol CLDB. As used in this proxy statement, the terms “we,” “us,” and “our” refer to Cortland and/or its subsidiaries, depending on the context.

This proxy statement is furnished in connection with the solicitation by Cortland’s Board of Directors (the Board) of proxies to be voted at the 2015 Annual Meeting of Shareholders, including any adjustment or postponement of such meeting (the Annual Meeting). The Annual Meeting will be held on Wednesday, May 20, 2015, at 10:00 a.m., EDT, at Squaw Creek Country Club, 761 Youngstown-Kingsville Road, Vienna, Ohio 44473. The accompanying Notice of Meeting and this proxy statement are first being mailed to shareholders on or about April 6, 2015.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table furnishes information regarding the beneficial ownership of common shares, as of March 17, 2015, for each of the current directors, each of the director nominees, each of the individuals named in the Summary Compensation Table, all current directors and executive officers as a group, and by each person known to Cortland to own 5% or more of its common shares. Unless otherwise noted, the mailing address of each shareholder listed below is 194 West Main Street, Cortland, Ohio 44410.

Name of Beneficial Owner	Sole Voting or Sole Investment Power		Shared Voting or Shared Investment Power		Total Shares	Percent of Common Shares Outstanding (1)
Timothy Carney (3)	19,351	(4)	5	(5)	19,356	(2)
David C. Cole	2,885		2,216	(6)	5,101	(2)
James M. Gasior (3)	14,077	(7)	—		14,077	(2)
George E. Gessner	29,221		—		29,221	(2)
James E. Hoffman, III	6,548		—		6,548	(2)
Neil J. Kaback	3,691		—		3,691	(2)
Joseph E. Koch	9,957		—		9,957	(2)
Joseph P. Langhenry	20,000		—		20,000	(2)
David J. Lucido (3)	9,023	(8)	2,500	(9)	11,523	(2)
Richard B. Thompson	—		142,366	(10)	142,366	3.14%
Anthony R. Vross	3,894		—		3,894	(2)
Timothy K. Woofter	5,866		128,940	(11)	134,806	2.98%
All directors and executive officers as a group (13 persons)					401,940	8.88%
Elizabeth Park Capital Advisors, Ltd. 29525 Chagrin Boulevard, Suite 318 Pepper Pike, OH 44122	—		233,260	(12)	233,260	5.15%

(1)	This computation is based upon the sum of 4,527,849 common shares of Cortland outstanding as of March 17, 2015.

(2)	Represents beneficial ownership of less than 1% of the outstanding common shares of Cortland.
(3)	Individual named in the Summary Compensation Table under Executive Compensation.
(4)	Includes 19,341 common shares held in Mr. Carney’s 401(k) plan account.
(5)	These common shares are owned by Mr. Carney’s spouse.
(6)	Includes (a) 585 common shares owned by Mr. Cole’s spouse and (b) 1,631 common shares owned by Mr. Cole’s children.
(7)	Includes 13,805 common shares held in Mr. Gasior’s 401(k) plan account.
(8)	Includes 9,023 common shares held in Mr. Lucido’s 401(k) plan account.
(9)	These common shares are held in a trust of which Mr. Lucido is a trustee.
(10)	These common shares are held in a trust of which Mr. Thompson is the trustee.
(11)	Includes (a) 4,014 common shares owned by Mr. Woofter’s spouse, (b) 59,094 common shares held in a trust of which Mr. Woofter is the trustee (c) 48,936 common shares held in a trust of which Mr. Woofter is the successor trustee and (d) 16,896 common shares held in a private foundation established by Mr. Woofter.
(12)	Based on information contained in a Statement on Schedule 13G filed with the SEC on February 17, 2015.

Stock Ownership Guidelines. At its February 24, 2015 meeting, the Board updated the stock ownership guidelines for directors, affirming the value that the Board places on directors having a significant personal financial stake in our success and the value that the Board places on the alignment of the interests of directors with the interests of stockholders generally. A director who does not comply with the guidelines will not be nominated for election. If the value of the director’s holdings declines to an amount under the minimum, the director’s annual retainer will be applied toward the purchase of shares, rather than being paid to the director in cash. The minimum value of a nonemployee director’s holdings of our stock is three times the annual retainer paid to directors, which currently is $18,000. For employee directors, the minimum value is four times the annual retainer. Directors are expected to achieve compliance with the stock ownership guidelines within three years after becoming a director or within three years after the February 2015 update of the guidelines.

RECORD DATE AND OUTSTANDING SHARES; QUORUM

If you were a shareholder of Cortland at the close of business on March 23, 2015, you are entitled to vote at the Annual Meeting. As of March 23, 2015, there were 4,527,849 common shares of Cortland issued and outstanding. When present in person or by proxy at the Annual Meeting, the holders of a majority of the common shares of Cortland issued and outstanding and entitled to vote will constitute a quorum for the conduct of business at the Annual Meeting.

VOTE REQUIRED

Shareholders are entitled to one vote for each share held. Shareholders are not entitled to cumulate their votes in the election or removal of directors or otherwise. The director nominees receiving the greatest numbers of votes will be elected. We will consider the non-binding proposal regarding executive compensation to be approved if the proposal receives the affirmative vote of a majority of votes cast. The proposal to adopt the 2015 Omnibus Equity Plan will be approved if it receives the affirmative vote of the holders of a majority of the shares outstanding. Likewise, the proposal to adopt the 2015 Director Equity Plan will be approved if it receives the affirmative vote of the holders of a majority of the shares outstanding.

ABSTENTIONS AND BROKER NON-VOTES

Abstention may be specified on all proposals except the election of directors. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted on a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers generally have the right to vote on a proposal such as the ratification of the selection of independent auditors, but brokers generally do not have the discretion to vote on matters such as amendments to charter documents, executive compensation proposals, and the election of directors. Abstentions and broker non-votes will be counted for purposes of establishing that a quorum is present. Abstentions and broker non-votes will have no effect on the election of directors or on the non-binding proposal to approve executive compensation. Because the proposals to adopt the 2015 Omnibus Equity Plan and the 2015 Director Equity Plan will not be approved unless they receive the affirmative vote of the holders of a majority of the shares outstanding, abstentions and broker non-votes will have the same effect as votes against those proposals.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires Cortland’s executive officers and directors to file reports with the Securities and Exchange Commission (SEC) disclosing their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Specific due dates have been established by the SEC, and Cortland is required to disclose in this proxy statement any late reports. To Cortland’s knowledge, based solely on a review of reports furnished to Cortland and written representations that no other reports were required, Cortland’s executive officers and directors complied with all Section 16(a) filing requirements during the 2014 fiscal year, except that in February of 2015, Mr. Joseph Langhenry filed a late Form 4, reporting the August 18, 2014 purchase of 1,700 shares of Cortland stock.

ELECTION OF DIRECTORS

(Proposal One)

The Board currently has eleven members. Directors are divided into three classes, and directors of each class serve for three-year terms. Four directors serve in the class whose terms will expire at the Annual Meeting, three directors serve in the class whose term expires in 2016 and four directors serve in the class whose term expires in 2017. Proxies may not be voted for more than the three nominees. Having attained normal retirement age under his agreement, Mr. George E. Gessner is retiring at the Annual Meeting.

BOARD NOMINEES

Directors are individuals with knowledge and experience who serve and represent Cortland’s geographic footprint throughout the counties and communities served and those counties contiguous to its market. Current Board representation by outside directors demonstrates a background in automotive, law, manufacturing, construction and the accounting industries, with the expertise of these individuals covering a broad array of skills including corporate management, human resource management, strategic planning, business acquisitions, and small business operations.

The Board proposes that the three nominees identified be elected for a new term of three years. Each nominee was recommended by the Board’s Corporate Governance Committee. Each individual elected as a director at the Annual Meeting will hold office until his term expires and thereafter until his successor is duly elected and qualified, or until his earlier resignation, removal from office, or death. While it is contemplated that all nominees will stand for re-election, if a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a candidate for re-election as a director, the individuals designated as proxies on the proxy card will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board following recommendation by the Corporate Governance Committee. The Board knows of no reason any of the nominees named below will be unavailable or unable to serve if elected to the Board.

Nominee	Age	Biography	Director of Cortland Since	Nominee for Term Expiring In
James E. Hoffman, III	63	An attorney, Mr. Hoffman is President of Hoffman & Walker Co., L.P.A. Mr. Hoffman has been a general practitioner of law for over 38 years and is a partner in this local law firm. He received his undergraduate (B.A.) degree at The Ohio State University in 1973 and his Juris Doctorate (J.D.) degree from the University of Akron Law School in 1976. The Corporate Governance Committee and the Board believe that Mr. Hoffman’s background as a lawyer and his experiences, qualifications, attributes and skills allow him to provide valuable insights to the Board.	1984	2018

Joseph E. Koch	57	Mr. Koch is President of Joe Koch Construction, Inc., a homebuilding, developing and remodeling company since 1988. He is also President of Joe Koch Realty, Inc., a real estate brokerage firm, and owner of Better Living of the Mahoning Valley, a dealer for sunrooms and installations. Mr. Koch is a member of Eagle Ridge Properties, LLC since 2002. He is the President of Koch Family Charitable Foundation, a 501(c)3 organization. The Corporate Governance Committee and the Board believe that Mr. Koch’s experiences, qualifications, attributes and skills allow him to provide local business expertise to the Board.	2010	2018

Timothy K. Woofter	64	Mr. Woofter is President, CEO, and Director of Stanwade Metal Products, a manufacturer of tanks and distributor of oil equipment, and Lucky Oil Equipment, a distributor of oil equipment. He is Partner in the Woofter Family Limited Partnership; Owner, Jester Investments, a residential and commercial property rental company; Part owner and Vice	1985	2018

Nominee	Age	Biography	Director of Cortland Since	Nominee for Term Expiring In
President of Northern Ventures, a real estate rental company; Manager of Hartford Land LLC, a Real Estate Holding Company; and Director of the Trade Association, Steel Tank Institute. Mr. Woofter has managed and owned a business that manufactures steel storage tanks and distributes oil-handling equipment for over 40 years. He has owned and managed real estate, both residential and commercial, for over 30 years and is familiar with properties of these types and their values. The Corporate Governance Committee and the Board believe that the experiences, qualifications, attributes and skills that Mr. Woofter has developed through his business and leadership experiences allow him to provide business and leadership insight to the Board.

Recommendation and Vote

Under Ohio law and Cortland’s Code of Regulations, the nominees receiving the greatest number of votes “FOR” election will be elected to the Board. Shareholders are not entitled to cumulate votes in the election of directors. Common shares represented by properly executed and returned proxy cards will be voted “FOR” the election of the Board’s nominees named above unless authority to vote for one or more nominees is withheld. Common shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes, but will not be counted in the election of directors.

The Board recommends a vote FOR the election of the nominees.

CONTINUING DIRECTORS

Nominee	Age	Biography	Director of Cortland Since	Term Expires In
James M. Gasior	55	Mr. Gasior is the President, Chief Executive Officer and Director of the Company and the Bank since 2009. He previously served as Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company and the Bank from November 2005 to October 2009. Mr. Gasior is a Certified Public Accountant, a member of the American Institute of CPAs and a member of the Ohio Society of CPAs. He is also a member and Director of the Youngstown-Warren Regional Chamber of Commerce, and is a member of the Ohio Bankers League, the Financial Managers Society, the RMA Northeast Ohio chapter, the Lariccia School of Accounting and Finance Advisory Council at Youngstown State University, YSU’s University Outreach Advisory Committee and is the current OFIC Mahoning Valley Campaign Chair for 2014-2015. His professional affiliation includes a background in all financial activities and financial reporting, audit preparation, budgeting, compensation reviews, and knowledge of government regulatory requirements. The Corporate Governance Committee and the Board believe that the experiences, qualifications, attributes and skills that Mr. Gasior has developed allow him to provide valuable accounting, strategic planning and corporate governance expertise to the Board.	2005	2016

Richard B. Thompson	66	Mr. Thompson is the owner and executive of Therm-O-Link, Inc., Vulkor, Inc., and Therm-O-Link of Texas, Inc., all manufacturers of electrical wire and cable; Owner and executive of Geneva Partners, a condominium development company which is no longer active; Executive of Kinsman IGA, a grocery store; Partner in Dana Partners, a real estate holding company, and Dana Gas, a gas well operation;	2001	2016

Nominee	Age	Biography	Director of Cortland Since	Term Expiring In
		Owner of the Heritage Hill Grain Company and Heritage Hill Enterprises, agricultural businesses, since 2003; Partner in Stratton Creek Woodworks, a maker of wood products, and Smearcase, a real estate holding company, each since 2005; Partner in Goodview, a Brazilian agricultural business; and Partner in Kinsman Hardware LLC, a home improvement store. Mr. Thompson is a private investor with an extensive background in manufacturing. The Corporate Governance Committee and the Board believe that Mr. Thompson’s experiences, qualifications, attributes and skills allow him to provide assistance in understanding and evaluating manufacturing business relationships. He has owned and managed numerous small businesses in several industries in the Bank’s current market area, as well as outside the immediate area.

Joseph P. Langhenry	56	Mr. Langhenry is the President and CEO of Watteredge, Inc., since 2000. A division of Coleman Cable, Inc., Watteredge, Inc. is a Cleveland-area manufacturer of power connectors and other products for the power generation, automotive and other industries. Mr. Langhenry started with Watteredge as a Sales Manager and previously worked as a bond trader for Prescott Ball and Turben. He serves on the Board of the Lakewood Country Club. The Corporate Governance Committee and the Board believe that Mr. Langhenry’s experiences, qualifications, attributes and skills allow him to provide valuable business leadership expertise to the Board.	2013	2016

David C. Cole	56	Mr. Cole is a Partner and President of Cole Valley Motor Company, an automobile dealership. He is President of JDT, Inc., Cole Valley Chevrolet, CJB Properties, and David Tom LTD, automobile sales, since 2001. As President of a family-owned automobile dealership located in Warren, Ohio, Mr. Cole is responsible for the management and day-to-day operations of the business. He has a Bachelor of Science degree in business administration. Mr. Cole serves on the board of Forum Health. The Corporate Governance Committee and the Board believe that Mr. Cole’s experiences, qualifications, attributes and skills allow him to provide an extensive understanding of small business and retail needs.	1989	2017

Timothy Carney	49	Mr. Carney is Executive Vice President and Chief Operating Officer of the Company and the Bank as well as Secretary of the Company and the Bank since November 2, 2009. He was previously Senior Vice President and Chief Operations Officer of the Company and the Bank. Prior to joining the bank, Mr. Carney was employed by a major accounting firm and had experience in all financial activities and financial reporting, audit preparation, budgeting, and knowledge of government regulatory requirements. The Corporate Governance Committee and the Board believe that the experiences, qualifications, attributes and skills that Mr. Carney has developed allow him to provide valuable accounting, strategic planning and corporate governance expertise to the Board.	2009	2017

Neil J. Kaback	54	Mr. Kaback is Vice President of Cohen & Company, Inc., a firm that provides marketing for Cohen & Company LTD (an accounting firm where Mr. Kaback is also a Vice President). Mr. Kaback is a partner in Cohen & Company Investment Partnership, a financial planning firm and Vice President of	2004	2017

Nominee	Age	Biography	Director of Cortland Since	Term Expiring In
		Cohen Fund Audit Services, a mutual fund auditing firm. He is a member of the American Institute of CPAs and the Ohio Society of CPAs. Mr. Kaback has varied responsibilities. He focuses on high level business succession, tax, estate, and family business planning, as well as the supervision and planning of financial statement and tax return engagements. He heads the firm’s Automotive Dealers Group and provides managerial, operational, financing, and tax consulting advice. Mr. Kaback serves as Finance Chairman for the Trumbull Memorial Hospital Foundation and was the Campaign Chairman of Operation: Save our Airbase Reservists. He is also a director of GOJO, Inc. He was a member of the Leadership Youngstown Class of 92-93, and is actively involved with the Mahoning County United Way, Trumbull 100 and Youngstown Area Jewish Federation. The Corporate Governance Committee and the Board believes that the experiences, qualifications, attributes and skills that Mr. Kaback has developed allow him to provide continued accounting and financial expertise to the Board.

Anthony R. Vross	53	Mr. Vross is an owner of Simon Roofing and has 30 years of experience in executive administration, manufacturing, operations, distribution, sales, and marketing. He has a Bachelor’s of Science in Business Administration degree from Youngstown State University. He is the inventor of the Fume Recovery System and is involved in many other concepts and technology in the roofing industry. Mr. Vross sponsors his company’s membership in the National Roofing Contractors Association, Restaurant Facilities Management Association, and Professional Retail Store Management. He was a speaker for both the Restaurant Facilities Management Association and Professional Retail Store Management. He is a board member and president of Glaciers Sports, Inc. and Canfield Diamond Backers, Inc. He is a member of St. Maron’s parish where he has been a parish council member, CCD teacher, and volunteer for the Maronite Youth organization. The Corporate Governance Committee and the Board believes that the experiences, qualifications, attributes, and skills that Mr. Vross has developed through his business and industry experience allow him to provide local business expertise and innovation insight to the Board.	2013	2017

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Independence of Directors

The Board has reviewed, considered, and discussed each director’s relationships, both direct or indirect, with Cortland and its subsidiaries and the compensation and other payments, if any, each director has, both directly or indirectly, received from or made to Cortland and its subsidiaries in order to determine whether the director is independent. The Board has determined that it has a majority of independent directors and that each of the following directors qualifies as independent under Nasdaq Rule 5605(a)(2): David C. Cole, George E. Gessner, James E. Hoffman, III, Neil J. Kaback, Joseph E. Koch, Joseph P. Langhenry, Richard B. Thompson, Anthony R. Vross, and Timothy K. Woofter.

James M. Gasior and Timothy Carney do not qualify as independent directors because they currently serve as executive officers of Cortland and its subsidiaries.

Meetings of the Board and Attendance at the Annual Meeting of Shareholders

In 2014, the Board held a total of 16 meetings. Each incumbent director, except Mr. George E. Gessner, attended at least 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by the board committees on which he served, in each case during the period of his service.

Cortland encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the incumbent directors and director nominees attended Cortland’s last Annual Meeting of Shareholders, held on May 27, 2014.

Communications with the Board

Although Cortland does not currently have formal procedures by which shareholders may communicate directly with directors, Cortland believes that its current process has adequately served the needs of the Board and its shareholders. Communications sent to the Board, either generally or in care of the Chief Executive Officer, Secretary, the Investor Relations Officer, or another corporate officer, are forwarded to all directors. There is no screening process, and all communications that are received by officers for the Board’s attention are forwarded to the Board.

Until other procedures are developed and posted on Cortland’s website at www.cortland-banks.com, any communication to the Board may be mailed to the Board, in care of the Investor Relations Officer, at Cortland’s headquarters in Cortland, Ohio. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or a “Shareholder-Director Communication.” In addition, communication via Cortland’s website may be used. Correspondence through the investor relations page of the website should also be directed to the Investor Relations Officer and indicate that the communication is a “Shareholder-Board Communication” or a “Shareholder-Director Communication.” All such communications, whether via mail or website, must identify the author as a shareholder and clearly state whether the intended recipients are all directors on the Board or just certain specified individual directors or committee members. The Investor Relations Officer will make copies of all such communications and circulate them to the appropriate director or directors.

Board Committees

Audit Committee

The Board has an Audit Committee comprised of Messrs. Cole, Kaback (Chair), Thompson and Vross. The Board has determined that each member of the Audit Committee qualifies as independent under the Nasdaq Marketplace Rules, as well as under Rule 10A-3 promulgated under the Exchange Act. The Board has determined that Mr. Kaback qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Kaback has acquired these attributes through education and experience as a certified public accountant.

The Audit Committee conducts its business pursuant to a written charter adopted by the Board. A current copy of the charter of the Audit Committee is posted on Cortland’s website at www.cortland-banks.com on the investor relations page under Governance Documents, “Audit Committee Charter.” At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval as necessary.

The Audit Committee is responsible for appointing, compensating, and overseeing the independent registered public accounting firm employed by Cortland for the purpose of preparing and issuing an audit report or other audit, review, or attestation services. The Audit Committee evaluates the independence of the independent registered public accounting firm on an ongoing basis. The Audit Committee also approves audit reports and plans, accounting policies, and audit outsource arrangements, including audit scope, internal audit reports, audit fees, and certain other expenses. The Audit Committee is responsible for developing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee held eight (8) meetings in 2014. The Audit Committee’s report relating to the 2014 fiscal year appears elsewhere in this proxy statement.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Cole, Langhenry and Woofter (Chair). Mr. Gessner was a member of this committee until June 2014. The Board determined that each member of the Compensation Committee qualified as independent under Nasdaq Marketplace Rules. In addition, each member of the Compensation Committee qualified as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the IRC), and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act.

The Compensation Committee oversees director and executive officer compensation as well as compensation under the Profit Sharing Program and the Employee Benefit Plan 401(k). The Compensation Committee reviews and recommends officer compensation levels and benefit plans. In evaluating executive officer performance, the Compensation Committee takes into account –

•	job knowledge, initiative, and originality;

•	quality and accuracy of work performed and priority setting;

•	customer relations;

•	subordinate feedback and ability to provide instruction to staff; and

•	the relationship of these factors to Cortland and the Bank’s achievement of strategic objectives and profitability.

The Compensation Committee occasionally requests the Chief Executive Officer (CEO) to be present at Compensation Committee meetings to discuss executive compensation and evaluate individual performance. The Compensation Committee discusses the CEO’s compensation with him, but final deliberations and all votes regarding his compensation are made in executive session, without the CEO present. The Compensation Committee also approves the compensation for other executive officers based on the CEO’s recommendations with input from outside advisors and counsel and then makes its recommendation to the Board.

The Compensation Committee reviews publicly available peer data to assist with evaluating the overall compensation for the Board. From time to time, the Compensation Committee will recommend changes in compensation to further the goals of the director compensation program, which strives to provide appropriate compensation to directors for their time, efforts and contributions.

The Compensation Committee uses compensation data from similar-sized financial institutions for comparative purposes from time to time to provide input on both Board and executive compensation issues, and used Meyer-Chatfield Compensation Advisors as a consultant in setting 2014 compensation. The Compensation Committee does not have a formal charter. The Compensation Committee held two (2) meetings in 2014.

Corporate Governance Committee

The Corporate Governance Committee is comprised of Messrs. Cole, Gessner, Thompson, and Woofter (Chair). The Board has determined that each member of the Corporate Governance Committee qualifies as independent under Nasdaq Marketplace Rules. In addition, each member of the Corporate Governance Committee qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the IRC), and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act. The Corporate Governance Committee held one (1) meeting during 2014. The charter of the Corporate Governance Committee is reviewed annually and is available on Cortland’s website at www.cortland-banks.com on the investor relations page under Governance Documents, “Nominating and Corporate Governance Committee Charter.”

The Corporate Governance Committee is charged with the following responsibilities:

•	identify qualified candidates for election, nomination, or appointment to the Board and recommend to the full Board a slate of director nominees for each annual meeting or as vacancies occur;

•	make recommendations to the full Board and the Chairman of the Board regarding assignment and rotation of members and chairs of committees of the Board;

•	recommend the number of directors to serve on the Board; and

•	undertake such other responsibilities as may be referred to the Corporate Governance Committee by the full Board or the Chairman of the Board.

Nominating Procedures

The Corporate Governance Committee has the responsibility to identify and recommend individuals qualified to become directors. Each candidate must satisfy the eligibility requirements set forth in Cortland’s Code of Regulations, Article Two, Section 2.01 “Authority and Qualifications.” No person who has attained the age of 70 is eligible for election as a director, and each director must hold shares of stock of Cortland with an aggregate par value or stated value of $500, an aggregate shareholder equity of at least $500, or an aggregate fair market value of at least $500. The stock ownership guidelines adopted by the Board in 2015 provide that the minimum stock ownership level for non-employee directors is shares having a value equal to three times the annual retainer, and the minimum stock ownership level for employee directors is shares having a value equal to four times the annual retainer.

When considering potential candidates for the Board, the Corporate Governance Committee strives to assure that the composition of the Board, as well as its practices and operation, contributes to an effective representation and advocacy of shareholders’ interest. The Corporate Governance Committee may consider those factors it deems appropriate in evaluating director candidates, including judgment, skill, strength of character, experience with business and organizations comparable in size and scope to Cortland, experience and skills relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more heavily than others by the Corporate Governance Committee. The Corporate Governance Committee does not have a policy for the consideration of diversity in the nomination process, but takes into account in its deliberations all facets of a potential nominee’s background, including the potential nominee’s educational background, gender, business and professional experience, and his or her particular skills and other qualities. The Corporate Governance Committee’s goal is to identify individuals who will enhance and add valuable perspective to the Board’s deliberations and who will assist Cortland in its effort to capitalize on business opportunities in a challenging and highly competitive market.

In considering candidates for the Board, the Corporate Governance Committee evaluates the entirety of each candidate’s credentials and, other than the eligibility requirements set forth in Cortland’s Code of Regulations and other than the stock ownership guidelines, there are no specific minimum qualifications that must be met by a Corporate Governance Committee-recommended nominee. However, the Corporate Governance Committee does believe that each director on the Board should be of the highest character and integrity; possess a reputation for working constructively with others; have sufficient time to devote to Board matters; and be without any conflict of interest that would impede the individual’s performance as a director.

The Corporate Governance Committee will consider candidates for the Board from any reasonable source, including shareholder recommendations. The Corporate Governance Committee will not evaluate candidates differently based on who has made the recommendation. The Corporate Governance Committee has the authority to hire and pay a fee to consultants or search firms for the purpose of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants, search firms, or any other individuals.

According to Section 2.03(B) of Cortland’s Code of Regulations, any shareholder who desires to nominate an individual to the Board must provide timely written notice. To be timely, the notice must be mailed to the President of Cortland at least 14 days but no more than 50 days before the meeting at which directors will be elected, or 7 days after notice of the meeting is mailed to shareholders if the meeting is held within 21 days of Cortland mailing notice of the meeting.

The shareholder’s notice of nomination must give:

•	the name and address of the nominee;

•	the principal occupation of the nominee;

•	the approximate number of shares the shareholder making the nomination reasonably anticipates will be voted in favor of the proposed nominee;

•	the name and address of the shareholder making the nomination; and

•	the number of shares beneficially owned by the shareholder making the nomination.

The Corporate Governance Committee will disregard a shareholder’s nomination if it is not made in compliance with these rules and standards.

Board Leadership Structure and Role in Risk Oversight

The office of Chairman of the Board and the office of Chief Executive Officer have been separate at Cortland since 2005. Since November 2, 2009, James M. Gasior has held the office of Chief Executive Officer and effective April 27, 2010, Timothy K. Woofter became Chairman of the Board. Cortland believes that separation of these two offices is consistent with the Board’s responsibility for oversight of management and of Cortland’s affairs generally. The Board and its committees have a significant role in oversight of the risks to which Cortland is subject. Like other community banking organizations, we exercise oversight of common banking risks through a loan committee that considers loan applications and credit risk, an asset and liability committee whose routine responsibilities require consideration of interest rate and liquidity risk, an audit committee that takes into account audit and regulatory compliance risks and a loan review committee that monitors non-performing assets and their ultimate outcome. The full Board, of course, takes these and other risks into account in its deliberations as well.

Code of Ethics

Cortland has adopted a Code of Ethics (the Code) as part of its corporate governance program. The Code applies to all of Cortland’s officers and employees, including its Chief Executive Officer and Chief Financial Officer. The Code is posted on the Investor Relations page of Cortland’s website at www.cortland-banks.com under Governance Documents, “Code of Business Conduct and Ethics.” Any amendments to, or waivers from, this Code will be posted on this same website. In addition, a copy of the Code is available to shareholders upon request. Shareholders desiring a copy of the Code should address written requests to Mr. Timothy Carney, Executive Vice President, Chief Operating Officer and Secretary of Cortland Bancorp, 194 West Main Street, Cortland, Ohio 44410, and are asked to mark “Code of Business Conduct and Ethics” on the outside of the envelope containing the request.

DIRECTOR COMPENSATION IN 2014

The following table shows the compensation of Cortland directors for their service in 2014, other than Directors Gasior and Carney. Information about compensation paid to and earned by Directors Gasior and Carney is included in the Summary Compensation Table. Compensation shown in the table is aggregate compensation paid in 2014 for directors’ service both to Cortland and all of its subsidiaries.

Name	Fees Earned and Paid in Cash ($)	All Other Compensation (1) ($)	Total ($)
David C. Cole	30,200	5,794	35,994
George E. Gessner	26,000	554	26,554
James E. Hoffman, III	28,600	319	28,919
Neil J. Kaback	32,100	3,165	35,265
Joseph E. Koch	32,800	3,634	36,434
Joseph P. Langhenry	28,650	3,237	31,887
Richard B. Thompson	30,750	6,400	37,150
Anthony R. Vross	33,400	—	33,400
Timothy K. Woofter	33,200	346	33,546

(1)

Perquisites and other personal benefits provided to each of the directors described in the table were less than $10,000 in 2014. The figures in the “all other compensation” column consist of the imputed monetary value of life insurance policies for the directors and the addition in 2014 to the liability accrual balance established by Cortland to account for Cortland’s obligation to pay retirement benefits under director retirement agreements entered into with participating non-employee directors. Director Vross has declined participation in both the retirement and life insurance programs. The imputed value of life insurance policies for income tax purposes in 2014 was $154 for Director Cole, $554 for Director Gessner, $319 for Director Hoffman, $90 for Director Kaback, $106 for Director Koch, $78 for Director Langhenry, $405 for Director Thompson, and $346 for Director Woofter. The addition to the liability accrual balance to account for the director retirement agreements in 2014 was $5,640 for Director Cole, $0 for Director Gessner, $0 for Director Hoffman, $3,075 for Director

Kaback, $3,528 for Director Koch, $3,159 for Director Langhenry, $5,995 for Director Thompson, and $0 for Director Woofter.

Retirement Agreements and Insurance for Non-Employee Directors. Directors Cole, Gessner, Hoffman, Kaback, Thompson, and Woofter are parties to director retirement agreements with Cortland. The director retirement agreements promise a post-retirement benefit of $10,000 payable annually for 10 years if the director retires after reaching his normal retirement age, which is a function of years of service on the Board and attained age. Normal retirement ages for these directors are age 61 (Mr. Cole), age 62 (Mr. Hoffman), age 63 (Mr. Woofter), age 66 (Mr. Gessner), age 67 (Mr. Kaback), and age 70 (Mr. Thompson). A reduced annual retirement benefit is payable if the director terminates service or becomes disabled before reaching the normal retirement age, but the benefit is not paid until the director reaches the normal retirement age. Having attained normal retirement age under his agreement, Mr. Gessner is retiring at the Annual Meeting. If termination of the director’s service occurs within one year after a change in control of Cortland, the director will receive cash in a single lump sum equal to the retirement benefit expense accrued by Cortland. The director retirement agreement benefits to which a director is entitled are payable to his beneficiary after the director’s death, but if the director dies in active service to Cortland before reaching his normal retirement age, his beneficiary will be entitled to cash in a single lump sum equal to the retirement benefit expense accrued by Cortland.

Cortland purchased insurance on the lives of directors who are parties to the director retirement agreements and entered into split dollar agreements with them, promising to share a portion of the life insurance death benefits with the directors’ designated beneficiaries. Each director’s portion of the policy’s death benefit is $100,000, payable to the director’s beneficiary whether the director’s death occurs while in active service to Cortland or after retirement. Cortland will receive any death benefits remaining after payment to the director’s beneficiary.

Director Indemnification. At the 2005 Annual Meeting, the shareholders of Cortland approved the form and use of indemnification agreements with directors. Cortland has entered into indemnification agreements with each of its directors. The indemnification agreements allow a director to select the most favorable indemnification rights provided under:

•	Cortland’s Articles of Incorporation or Code of Regulations in effect on the date of the indemnification agreement or on the date expenses are incurred;

•	state law in effect on the date of the indemnification agreement or on the date expenses are incurred;

•	any liability insurance policy in effect when a claim is made against the director or on the date expenses are incurred; and

•	any other indemnification arrangement otherwise available.

The indemnification agreements cover all fees, expenses, judgments, fines, penalties, and settlement amounts paid in any matter relating to the director’s role as director, officer, employee, agent, or when serving as Cortland’s representative with another entity. Each indemnification agreement provides for the prompt advancement of all expenses incurred in a proceeding, subject to the director’s obligation to repay those advances if it is determined later that the director is not entitled to indemnification.

Retainer and Fees. Currently, the Board and the Board of Directors of the Bank consist of the same individuals. The annual retainer for the Chairman of the Board is $20,000, with $675 for each board meeting attended. The annual retainer for all other non-employee directors is $18,000, plus $600 for each board meeting attended. Non-employee directors also receive a fee for each committee meeting attended: $400 for the Audit Committee, $400 for the Corporate Governance Committee, $400 for the Compensation Committee and $250 for all other committees. Directors of the Bank (both employee and non-employee) were eligible to participate in the Bank’s health care plans at substantially the same rates as all employees. Effective March 31, 2015, non-employee directors of the Bank will no longer be able to participate in the Bank’s health care plans.

Director Emeritus Compensation. For up to ten years after retirement as a director, an emeritus director of the Bank is paid $600 for each meeting attended, for an annual compensation of $7,200, provided the director emeritus attends at least 75% of Board meetings. Emeritus directors are also entitled to continue participation in the Bank’s health care plan, although the former director is responsible for paying 100% of the Bank’s cost to maintain health care coverage. After the emeritus director’s death, his or her spouse may similarly maintain health care coverage, at the spouse’s cost. Emeritus directors participate in Board meetings, but are not entitled to vote on any matters coming before the Board. In October 2012, the Board elected to discontinue the director emeritus compensation program. There will be no new emeritus director participants in the program, although the former directors currently participating will continue to do so until the end of the ten-year term. In exchange for a reduced-life insurance benefit, the Bank is paying the Medicare supplement for one retired director at an annual amount of $5,423.

EXECUTIVE COMPENSATION

Cortland does not provide any monetary compensation directly to its executive officers. Instead, the executive officers of Cortland are paid by the Bank for services rendered in their capacity as executive officers of Cortland and the Bank.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Incentive Plan(2) ($)	All Other Compensation(3) ($)	Total ($)
James M. Gasior	2014	224,910	16,850	100,042	341,802
President and Chief Executive Officer of Cortland and the Bank	2013	224,910	—	89,493	314,403
Timothy Carney	2014	212,370	15,911	74,482	302,763
Executive Vice President, Chief Operating Officer and Corporate Secretary of Cortland and the Bank	2013	212,370	—	71,057	283,427
David J. Lucido	2014	151,000	11,313	85,931	248,244
Senior Vice President and Chief Financial Officer of Cortland and the Bank	2013	139,725	—	87,900	227,625

(1)	Includes salary deferred at the election of the executive under the Bank’s 401(k) retirement plan.
(2)	Represents amounts earned under the Annual Incentive Plan for Executive Officers, a performance-based cash bonus plan, which aligns management’s interests with those of the shareholders by requiring an acceptable shareholder return prior to any payout. An explanation of the bonus calculation procedures and goals is contained in the Annual Incentive Plan exhibit accompanying the Form 8-K Current Report filed with the SEC on November 3, 2014. In 2014 there were six weighted performance goals established under the plan, including (1) earnings per share – 20%, (2) return on assets- 20%, (3) net interest margin- 20%, (4) efficiency ratio- 15%, (5) asset quality- 15%, and (6) each executive’s individual performance evaluation- 10%. Had 100% of goal-weighted performance been achieved the executives would have been entitled to a cash incentive bonus equal to 13.9% of salary as a result of the overall performance of the Company. Goal-weighted performance for 2014 resulted in payment of 7.5% of salary, with earnings per share and return on assets contributing 0% of salary, net interest margin contributing 2.7% of salary, efficiency ratio 2.1% of salary, and asset quality at 1.3% of salary.
(3)	The figures in the “all other compensation” column consist of the Bank’s contribution to the 401(k) plan accounts for the named executive officers, the imputed monetary value of life insurance policies, vehicle-related expenses, club memberships, and accrual expense for benefits payable under the executives’ salary continuation agreements. For 2014, the Bank made contributions of $11,665 to the 401(k) plan account of Mr. Gasior, $11,024 to the account of Mr. Carney and $7,793 to the account of Mr. Lucido. The imputed value of life insurance policies for income tax purposes in 2014 was $1,738 for Mr. Gasior, $1,148 for Mr. Carney and $1,070 for Mr. Lucido. Vehicle-related expenses in 2013 were $8,400 for Mr. Gasior, $8,100 for Mr. Carney and $6,600 for Mr. Lucido. Club membership dues in 2014 were $6,432 for Mr. Gasior, $7,651 for Mr. Carney and $7,512 for Mr. Lucido. The addition to the liability accrual balance to account for the salary continuation agreements in 2014 was $71,807 for Mr. Gasior, $46,559 for Mr. Carney and $62,956 for Mr. Lucido.

Administration of Cortland’s Compensation Programs. Cortland’s compensation programs for its executive officers are generally administered by or under the direction and supervision of Cortland’s Compensation Committee, which is responsible for reviewing and recommending to the independent members of the Board of Directors for approval the salary, bonus and all other compensation and benefits to be provided to Cortland’s Chief Executive Officer and other executive officers.

The Company’s Chief Executive Officer and human resources manager annually review the compensation and performance of each executive officer of Cortland (other than the Chief Executive Officer, whose compensation and performance is reviewed by the Compensation Committee). The results of these reviews are communicated to the Compensation Committee, along with recommendations regarding compensation adjustments for the ensuing year. The Compensation Committee either approves the recommended compensation adjustments or makes modifications in its discretion. The Compensation Committee then makes its final recommendations to the independent members of the Board of Directors for approval.

In setting salaries for Cortland’s executive officers, the Compensation Committee and human resources manager use pay ranges that are established based on publicly available market data regarding compensation paid to similarly situated executive officers at other companies. Pay ranges are established and adjusted periodically with reference to market data from publicly available compensation surveys. For each employee position or category within Cortland, the pay range that is established includes a minimum, a mid-point and a maximum salary. Although the Compensation Committee generally does not target a specific point within the pay range for executive officer salaries, the Compensation Committee strives to ensure that its executive officer compensation remains competitive with the compensation provided by other financial institutions with which Cortland competes for executive talent.

Annual Incentive Plan for Executive Officers. At its March 4, 2014 meeting, the Board adopted the Annual Incentive Plan for Executive Officers. The plan is a short-term cash incentive plan paying additional cash compensation of a maximum of 15% of salary if specified annual objectives are achieved. The Plan objective is to align the interests of management to that of the shareholders by paying out only upon achieving an acceptable shareholder return. The performance objectives can include bank-wide performance objectives, business unit goals, and individual performance goals. Adopted by the Compensation Committee at its October 28, 2014 meeting, the six bank-wide performance goals in effect for 2014 had to do with earnings per share, return on assets, net interest margin, efficiency ratio (noninterest expense divided by the sum of tax-equivalent net interest income and noninterest income), asset quality (net charge-offs as a percentage of average loans, classified asset coverage, meaning assets classified substandard or doubtful as a percentage of the sum of tier 1 capital and the allowance for loan and lease losses, and loan loss exposure, meaning nonaccrual loans as a percentage of total loans), and each executive’s individual performance evaluation, with each of the six goals having its own assigned weight. If targeted performance is achieved or exceeded in 2014, a participating officer will receive a cash bonus ranging from 10% to 15% of base salary, depending on the level of goal achievement. Assuming targeted goals are achieved for a calendar year, cash distributions under the plan occur in the first quarter of the immediately following year. It is not necessary to achieve each of the performance goals to become entitled to a cash incentive bonus under the plan. CEO James M. Gasior, COO Timothy Carney, Senior Vice President and Chief Lending Officer Stanley P. Feret, and Senior Vice President and Chief Financial Officer David J. Lucido are participants in the Annual Incentive Plan. The Annual Incentive Plan may be terminated by the Board of Directors at any time. An explanation of the bonus calculation procedures and goals is contained in the Annual Incentive Plan exhibit accompanying the Form 8-K Current Report filed with the SEC on November 3, 2014.

Severance Agreements. Cortland entered into severance agreements with Messrs. Gasior, Carney, and Lucido in September 2012, superseding their previous agreements. Messrs. Gasior and Carney are entitled by their severance agreement to an immediate lump-sum cash payment if a change in control occurs. The amount of the payment is 2.99 times the sum of their base salary and the most recent annual bonus. If the executive’s employment terminates involuntarily but without cause or voluntarily because of an adverse change in employment circumstances to which he did not consent in advance, in either case with termination occurring within 24 months after a change in control, he would also be entitled to continued medical, dental, accident, disability, and life insurance coverage for up to three years. Mr. Lucido’s severance agreement is similar to that of Messrs. Gasior and Carney, except that (x) the change-in-control benefit of Mr. Lucido is 2.00 times compensation and (y) the change-in-control benefit is payable if and only if Mr. Lucido’s employment is terminated within 24 months after a change in control, whether because of involuntary termination by Cortland without cause or voluntary termination by Mr. Lucido because of a material adverse change in employment circumstances to which he did not consent in advance.

The severance agreements of the executives have numerous common provisions, including a prohibition against competition with Cortland in Trumbull, Portage, or Mahoning Counties in Ohio for one year after employment termination. The executives are entitled to a payment equal to 1.0 times compensation after employment termination in exchange for the agreement not to compete, unless (x) they also receive or are entitled to receive change-in-control benefits under the severance agreement or (y) their employment termination occurs after age 65 or on account of retirement. As amended in 2014, the severance agreements of Messrs. Gasior and Carney provide that the post-employment prohibition against competition does not apply if a change in control occurs. Common provisions of the severance agreements of Messrs. Gasior, Carney, and Lucido include these:

•	four miscellaneous, noncash benefits for employment termination occurring within two years after a change in control, specifically (1) continued club membership for three years, (2) tax and financial planning services for three years, (3) outplacement services for one year, and (4) medical, dental, accident, disability, and life insurance coverage for three years,

•	legal fee reimbursement of up to $500,000 if the severance agreement is challenged after a change in control,

•	a three-year term, renewing automatically each year for one additional year, and

•	the agreements employ the definition of the term change in control that is contained in Internal Revenue Code Section 409A and implementing regulations.

If a change in control occurs and the total benefits or payments to which an executive is entitled constitute so-called “excess parachute payments” and are therefore subject to the 20% excise tax under Internal Revenue Code Sections 280G and 4999 (whether under the severance agreement or under any other compensation arrangement), Cortland must also make an adjusted gross-up payment to Messrs. Gasior, Carney, and Lucido, compensating them for the excise tax as well as for income, payroll, and excise taxes imposed on that parachute payment excise tax reimbursement payment. A 20% excise tax is imposed under Section 4999 if the value of an executive’s aggregate change-in-control benefits – calculated according to procedures specified in Section 280G and accompanying IRS regulations – equals or exceeds three times the executive’s five-year average taxable compensation. The five-year average is known as the base amount. If the value of the aggregate change-in-control benefits equals or exceeds three times the base amount, a 20% excise tax is imposed on all benefits exceeding the base amount and the employer forfeits its compensation deduction for those same benefits. The total adjusted gross-up payment to Messrs. Gasior, Carney, and Lucido would consist of (1) a payment equal to the initial excise tax and (2) a gross-up payment that is equal to 80% of the difference between (x) the amount that would fully compensate the executives for all income, payroll, and excise taxes imposed on the excise tax reimbursement payment and (y) the excise tax payment itself. The gross-up benefit is not deductible compensation.

Salary Continuation Agreements. Messrs. Gasior, Carney and Lucido are also parties to salary continuation agreements with The Cortland Savings and Banking Company. The salary continuation agreements provide Messrs. Gasior, Carney and Lucido with an annual normal retirement benefit payable for 15 years, beginning at age 65 and payable regardless of whether the executives continue working past age 65. The annual benefit amount is $127,555 for Mr. Gasior, $129,840 for Mr. Carney, and $80,900 for Mr. Lucido. A reduced benefit is payable for termination before attaining age 65, the amount of the reduced benefit being the amount that amortizes over 15 years the liability accrual balance existing when termination occurs. Mr. Lucido’s early termination benefit is also subject to a vesting requirement, vesting in equal 10% increments on the first ten anniversaries of the agreement’s June 1, 2010 effective date, but becoming fully vested if a change in control first occurs. For termination before full vesting, Mr. Lucido’s early termination would be based on the vested accrual balance. If a change in control occurs before attaining age 65, instead of an annual retirement-age benefit Mr. Gasior and Mr. Carney would be entitled to an immediate lump-sum payment equal to the liability accrual balance projected to exist at their age 65 normal retirement age, but the payment would be discounted to present value. After a change in control Mr. Lucido would be entitled to a lump-sum payment equal to the existing liability accrual balance, but only if within 24 months after the change in control Mr. Lucido’s employment termination occurs involuntarily but without cause or voluntarily on account of an adverse change in employment circumstances to which he did not consent in advance. The salary continuation agreements employ the definition of the term change in control that is contained in Internal Revenue Code Section 409A and implementing regulations.

Like the severance agreements, the salary continuation agreements provide for reimbursement of up to $500,000 in legal expenses for the executives if the agreements are challenged after a change in control occurs. The salary continuation agreements of Messrs. Gasior and Carney prohibit them from competing with the Bank for two years after employment termination. The prohibition against competition is void if a change in control occurs, however. A copy of the agreement of Mr. Gasior and Mr. Carney – the March 4, 2014 Sixth Amended Salary Continuation Agreement – is included as an exhibit to the Form 8-K Current Report filed with the SEC on March 10, 2014. A copy of Mr. Lucido’s June 1, 2010 Salary Continuation Agreement is included as an exhibit to the Form 8-K Current Report filed with the SEC on June 2, 2010.

If Messrs. Gasior, Carney and Lucido die before age 65 in active service to the Bank, instead of salary continuation agreement benefits payable to Messrs. Gasior, Carney and Lucido, their beneficiaries will receive a life insurance death benefit in a fixed amount. As informal financing for the salary continuation agreement payment obligation arising out of an executive’s death before retirement, the Cortland Savings and Banking Company purchased life insurance policies on certain officers’ lives, including Messrs. Gasior, Carney, and Lucido. The life insurance policies are owned by the Bank, but the Bank entered into endorsement split dollar arrangements allowing the executives to designate the beneficiary of a portion of the policy death benefits. The Bank will receive the remainder of the death benefits. Messrs. Gasior’s, Carney’s, and Lucido’s split dollar agreements provide that the split dollar life insurance benefit expires when the nonqualified deferred compensation obligation is fully accrued at age 65, even if the executive is still working for the Bank. Although the Bank expects the split dollar life insurance policy benefits to finance the expense for the payment obligations under the salary continuation agreements of Messrs. Gasior, Carney, and Lucido, the executives’ contractual entitlements under the agreements are not funded and remain contractual liabilities of the Bank. A copy of the agreement of Mr. Gasior and Mr. Carney – the April 19, 2011 Fourth Amended Split Dollar Agreement and Endorsement – is included as an exhibit to the Form 8-K Current Report that we filed with the SEC on April 22, 2011. A copy of the agreement of Mr. Lucido – the March 27, 2012 Endorsement Split Dollar Agreement – is included as an exhibit to the Form 10-K Annual Report that we filed with the SEC on March 29, 2012.

Group Term Carve Out Plan. In December 2000, the Bank purchased with a single premium payment approximately $2.8 million in life insurance on the lives of 22 officers, adopting a Group Term Carve Out Plan that allows those 22 officers to designate through a split dollar life insurance endorsement the beneficiary of a portion of the life insurance proceeds. The Bank is entitled to all proceeds other than the portion allocable to the officers’ designated beneficiaries. A number of the original 22 officers have since terminated, but those who remain include Messrs. Gasior and Carney. The Group Term Carve Out Plan was amended and restated as of November 1, 2014. A copy of the November 1, 2014 Amended and Restated Group Term Carve Out Plan is included as an exhibit to the Form 8-K Current Report filed with the SEC on November 3, 2014. As amended and restated, the Group Term Carve Out Plan provides that – unless an individual participating officer’s split dollar life insurance endorsement states otherwise – an executive’s beneficiaries are entitled to one of the following death benefit amounts:

Pre-Retirement Death Benefit. If the executive dies before retirement, the death benefit is the least of (a) $500,000, (b) twice the executive’s current annual salary at the time of death, less $50,000, or (c) 100% of the life insurance policy net death proceeds, meaning total death proceeds minus policy cash surrender value, or

Post-Retirement Death Benefit. If the executive was no longer employed by the Bank at the time of death, but had terminated employment within one year after a change in control, or due to disability, or on or after the early retirement age of 62, the death benefit is the least of (a) $500,000, (b) the Executive’s most recent salary at the time of death, or (c) 100% of the life insurance policy net death proceeds, meaning total death proceeds minus policy cash surrender value.

The Bank receives the remainder of the life insurance policy death benefits, which should be sufficient to recover in full the Bank’s life insurance investment. No benefits are payable under the plan to any executive whose employment terminates before the age of 62, unless termination is due to disability or unless termination occurs within one year after a change in control. Benefits are payable to the executives’ beneficiaries in a lump sum. When the Group Term Carve Out Plan was amended and restated effective November 1, 2014, the split dollar life insurance endorsements of participating officers were also replaced by new endorsements. The new endorsements eliminate the pre-retirement death benefit. As a result, the designated beneficiary of a participating officer will be entitled to a life insurance death benefit under the Group Term Carve Out Plan if and only if the officer dies after employment termination, and only if employment termination occurred on account of disability, or within one year after a change in control, or after attaining age 62. The benefit amount is limited as described under the heading Post-Retirement Death Benefit, above.

Employees also have life insurance benefits under the Bank’s group term life insurance program, paying benefits up to twice the executive’s current annual salary at the time of death to the executive’s beneficiaries if the executive dies while employed by the Bank.

Profit Sharing Program. The Bank maintains a profit sharing plan designed to provide incentives to eligible employees to contribute toward the achievement of superior performance. Eligible employees are those in good standing and who do not participate in other incentive programs. Executive management is not eligible. The Board performance criterion for 2014 was pre-tax income. Based upon the level of 2014 pre-tax income, the Board approved a profit sharing pool that paid 2.9% of salary for eligible employees.

Employee Benefit Plan 401(k). The Bank maintains a traditional 401(k) retirement plan for employees. In general, the Bank matches participants’ voluntary contributions up to 5% of gross pay. Employee contributions and matching contributions under the plan accumulate tax free until distributions begin at the employee’s normal retirement age. The goal of the 401(k) plan is to enable employees to provide for their own retirement and, combined with Social Security benefits, to ensure that their aggregate post-retirement income is maintained at a percentage of pre-retirement income sufficient to sustain a long-term retirement.

Perquisites and Other Compensation. The Compensation Committee annually reviews the perquisites that the management team receives. In the case of Messrs. Gasior, Carney and Lucido, membership in a golf or social club is encouraged to provide an appropriate forum for entertaining existing customers, developing and promoting new business and generally interacting with influential members of the local community.

IRC Limits. Cortland considers tax and accounting implications in the design of its compensation programs. Section 162(m) of the IRC places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. All of the compensation Cortland paid in 2014 to the named executive officers is expected to be deductible under Section 162(m). The Executive

Compensation Committee retains the flexibility, however, to pay non-deductible compensation if it believes doing so is in the best interests of Cortland.

TRANSACTIONS WITH RELATED PERSONS

The Board is responsible for reviewing and overseeing the procedures designed to identify “related party” transactions that are material to the Cortland’s consolidated financial statements or otherwise require disclosure under applicable laws and rules adopted by the SEC and the Board has the authority to approve such “related party” transactions. In addition, each director and executive officer of the Cortland must complete a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with Cortland or the Bank during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed by a director or executive officer in the questionnaire is reviewed and considered by the Board in making independence determinations with respect to directors and resolving any conflicts of interest that may be implicated.

During the Company’s 2014 fiscal year, the Bank entered into banking-related transactions in the ordinary course of business with certain executive officers and directors of Cortland (including certain executive officers of the Bank), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. All loans made to directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Cortland; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. The outstanding principal balance of loans to directors, executive officers, and principal shareholders of Cortland (including certain executive officers of the Bank) and their associates as a group at December 31, 2014, was $1.1 million. As of the date of this Proxy Statement, all of these loans were performing loans.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal Two)

We are subject to Section 14A of the Securities Exchange Act of 1934, which requires that we provide to our shareholders the opportunity to vote on the compensation of the executive officers named in the Summary Compensation Table. Added by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, Section 14A was not applicable to us until 2014.

Commonly known as a say-on-pay vote, the shareholder vote required by Section 14A is an advisory vote, which means that the vote is not binding on us, on our Board of Directors, or on the Compensation Committee. The say-on-pay vote is intended to be a vote on the executive officer compensation that is disclosed in this proxy statement in accordance with the disclosure rules of the Securities and Exchange Commission.

The goals of our compensation arrangements are to provide fair and competitive compensation, to provide compensation that promotes the hiring and retention of the most talented personnel, to create incentives for and to reward superior performance, and to align the interests of our officers and employees with the interests of shareholders. We seek to avoid creating incentives for unnecessary or excessive risk-taking, avoid creating incentives for excessive focus on stock price performance instead of fundamental business values, avoid creating incentives to seek short-term benefits at the expense of long-term results, and avoid creating incentives to achieve short-term benefits with long-term risks. With the assistance of the Compensation Committee, the Board believes that Cortland’s compensation arrangements avoid these adverse incentives and instead reward performance promoting our long-term prosperity, although the arrangements are continually evolving and are and will remain subject to ongoing review and evaluation by the Board and by the Compensation Committee. We are asking shareholders to vote on the following resolution at the 2015 Annual Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in Cortland Bancorp’s Proxy Statement for the 2015 Annual Meeting in compliance with Item 402 of the Securities and Exchange Commission’s Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Approval of a majority of the votes cast will constitute approval of this proposal to approve the named executive officer compensation disclosed in this proxy statement. An abstention or broker non-vote is not counted as a vote cast, and as a result will have no effect on the vote to approve the proposal. A proxy that does not specify voting instructions will be voted in favor of this non-binding, advisory proposal. Although the results of the say-on-pay vote will not be binding on us, we expect to take the results into account in future compensation decisions.

The Board recommends a vote FOR approval of the compensation of our named executive officers, as disclosed in this proxy statement.

2015 OMNIBUS EQUITY PLAN

(Proposal Three)

General. At the February 24, 2015 meeting, our Board of Directors adopted the 2015 Omnibus Equity Plan, subject to stockholder approval. We are submitting the proposal to approve the Omnibus Equity Plan for your consideration and vote at the Annual Meeting because doing so is consistent with principles of good corporate governance. Additionally, the tax-advantaged treatment of incentive stock options provided by Internal Revenue Code section 422 is conditional upon approval of the plan by stockholders. The exemption for performance-based compensation from the $1,000,000 compensation deduction limitation of Internal Revenue Code section 162(m) likewise is conditioned upon stockholder approval. Additional information about the tax treatment of incentive stock options under section 422 and performance-based compensation under section 162(m) is contained in this discussion under the subheading “Federal Income Tax Consequences.”

The goal of the 2015 Omnibus Equity Plan is to promote our long-term financial success and to increase stockholder value. We currently have no compensation plans under which equity securities may be issued. The Omnibus Equity Plan gives us authority to make awards of stock options and stock appreciation rights as well as restricted stock and performance share awards. Awards may be made to officers and employees of Cortland Bancorp and The Cortland Savings and Banking Company. The Omnibus Equity Plan will enhance our ability to attract and retain the services of those upon whose judgment, skill, and efforts the successful conduct of our business depends. The variety of awards that may be made gives us flexibility to respond to changes in equity compensation practices in a competitive market for banking talent. Directors who do not also serve as officers or employees are not eligible for awards under the Omnibus Equity Plan, but in Proposal Four we are asking stockholders to vote upon a separate equity plan in which nonemployee directors would participate.

The plan contains provisions we believe are consistent with the interests of stockholders and principles of good corporate governance. For example, stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of Cortland Bancorp common stock on the date the award is made. Similarly, the plan prohibits repricing of stock options and stock appreciation rights without stockholder approval. In other words, if the fair market value of Cortland Bancorp stock experiences a sustained decline to a price less than the exercise price of a stock option, for example, we cannot freely adjust the exercise price of the option to compensate for loss of the option’s value.

The principal features of the 2015 Omnibus Equity Plan are summarized below, but a copy of the plan is included as Appendix A. We encourage you to read the plan in its entirety. References in this summary to the Code mean the Internal Revenue Code of 1986, as amended.

Authorized Shares. The 2015 Omnibus Equity Plan authorizes the issuance of 340,000 shares of our common stock. That number is approximately 7.5% of our total outstanding shares. Shares of our common stock issued under the plan may consist in whole or in part of treasury shares or authorized and unissued shares not reserved for any other purpose. If an award made under the plan is later forfeited, terminated, exchanged, or otherwise settled without the issuance of shares or payment of cash, the shares associated with that award may again become available for future grants.

Awards. Awards under the Omnibus Equity Plan may take the form of –

•	incentive stock options that qualify for favored tax treatment under Code section 422,

•	stock options that do not qualify under Code section 422,

•	stock appreciation rights,

•	restricted stock, including restricted stock units, and

•	performance shares.

The terms of each award will be stated in an award agreement between us and the person to whom the award is made. By accepting an award, the person agrees to be bound by the terms of the plan and the award agreement. If there is a conflict between the terms of the plan and the terms of the associated award agreement, the terms of the plan govern.

Plan Administration. A committee of our Board of Directors will administer the plan. The committee must consist of at least three individuals, each of whom must be –

•	an outside director within the meaning of Code section 162(m), receiving no compensation from us or from a related entity in any capacity other than as a director, except as permitted by the Code,

•	a non-employee director within the meaning of the Securities and Exchange Commission’s Rule 16b-3, and

•	an independent director within the meaning of Nasdaq’s listing rules, specifically Rule 5605(a)(2).

The Compensation Committee will administer the plan. The Board believes that each of the individual members of the Compensation Committee satisfies the independence requirements of Code section 162(m), SEC Rule 16b-3, and Nasdaq rules.

The Compensation Committee has final authority to make awards to employees and establish award terms. The committee’s authority includes the power to –

•	construe and interpret the plan,

•	adopt, amend, and rescind rules and regulations relating to administration of the plan,

•	determine the types of awards to be made to employees,

•	designate the employees to whom the awards will be made,

•	specify the terms and conditions of each award, including the procedures for exercising an award, and

•	administer any performance-based awards, including certifying that applicable performance objectives are satisfied.

Under section 14.5 of the Omnibus Equity Plan, our directors are entitled to indemnification by us for liabilities arising under the plan.

Award Eligibility. The Compensation Committee may make awards to any employee of our company or any of our subsidiaries. There are approximately 144 full-time employees of Cortland Bancorp and The Cortland Savings and Banking Company who will be eligible for an award, including officers. All awards are discretionary. No awards have been made. Discretionary awards are therefore not currently determinable.

Award Limits. Of the shares authorized for issuance under the 2015 Omnibus Equity Plan, up to 25% may be reserved for issuance under incentive stock options. The aggregate number of shares underlying awards granted to an individual participant in a single year may not exceed 34,000 shares (10% of the aggregate amount authorized to be issued under the Plan).

Adjustments. If a corporate transaction such as a stock dividend, stock split, recapitalization, merger, or other similar corporate change affects our outstanding shares of common stock, the Compensation Committee will make adjustments to prevent dilution or enlargement of benefits provided under the Plan, including adjustment of the number of shares authorized under the Plan, adjustment of award limits, and adjustments of the terms of outstanding awards.

Description of Awards. Options. An option is the right to acquire shares of our common stock during a stated period at a specified exercise price. An option may be an incentive stock option – or ISO – qualifying for favored tax treatment under Code section 422. ISOs may be granted to employees only. Any option that is not an ISO is known as a nonqualified stock option – or NQSO.

The exercise price of an option will be determined by the Compensation Committee. However, an option’s exercise price may not be less than the fair market value of a share of our common stock on the date the option is granted. Fair market value in this context is determined according to the following rules –

•	if our common stock is traded on an exchange or on an automated quotation system giving closing prices, fair market value means the reported closing price on the relevant date if the date is a trading day and otherwise on the next trading day, or

•	if our common stock is traded over-the-counter with no reported closing price, fair market value is the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if the date is a trading day and otherwise on the next trading day, or

•	if neither of the above circumstances exists, fair market value will be determined by the Compensation Committee in good faith and, for ISOs, consistent with Code section 422 and, for NQSOs, consistent with Code section 409A and other applicable tax authority.

Our common stock is currently traded on the OTCQX. The closing price of the stock on March 23, 2015 was $15.60.

The Compensation Committee will establish the term of each option, but the term of an ISO may not exceed ten years. An NQSO may have any term specified in the award agreement. The exercise price of an option must be paid in a form allowed by the Compensation Committee, which may allow payment in cash or a cash equivalent, actual or constructive surrender of unrestricted shares of our common stock, or a combination of these payment methods. The Compensation Committee may also allow a cashless stock option exercise. A cashless stock option exercise can take a variety of forms, but in essence it means the participant pays no cash and surrenders no other assets when he or she exercises the stock option and, rather than issuing to the participant the full number of shares for which the option is exercised, we would withhold and not issue to the participant a number of shares having a value equal to the exercise price. We would issue to the participant a net number of shares equal to the difference between the value of the entire option and the exercise price.

The aggregate fair market value of our common stock for which a participant’s ISOs are exercisable for the first time in any calendar year under all of our stock option plans may not exceed $100,000. Fair market value for purposes of the ISO annual exercisability limit is determined as of the date the option is granted. The exercise price of an ISO granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding stock may not be less than 110% of the fair market value of a share of common stock on the date of grant. The term of an ISO may not exceed five years if the employee owns stock possessing more than 10% of the voting power of our outstanding stock.

Stock Appreciation Rights. A stock appreciation right – or SAR – is the right to receive cash equal to the difference between the fair market value of a share of Cortland Bancorp common stock on the date the SAR is exercised, on one hand, and the SAR’s exercise price on the other. The exercise price of an SAR may not be less than the fair market value of our common stock on the date the SAR is granted. In other words, an SAR ordinarily is intended to yield the same value on the date of exercise as a stock option, although SARs ordinarily are more likely to be settled in cash rather than stock and the exercise of an SAR does not require delivery of consideration by the award recipient. As an alternative to cash settlement of an SAR, the award agreement may permit or require a participant to receive common stock having an aggregate fair market value on the exercise date equal to the amount of cash the participant would have received had the SAR been exercised for cash instead of stock, with any fractional share settled in cash. In contrast to the typical stock option, the expense of SARs is accounted for using liability accounting if the SAR can be settled in cash. The accounting expense of a typical stock option is fixed at the date of grant by an estimate of the option’s value on that date. The expense associated with an SAR that may be settled in cash will vary with time as the value of the SAR varies, depending on changes in the stock’s value during the life of the SAR.

Restricted Stock. A restricted stock award is an award of common stock that is subject to transfer restrictions and subject to the risk of forfeiture if conditions specified in the award agreement are not satisfied by the end of a specified period. During the restriction period established by the Compensation Committee, restricted stock is considered to be held in escrow and may not be sold, transferred, or hypothecated. Restricted stock vests when the conditions to vesting stated in the award agreement are satisfied, and at that time the transfer restrictions and risk of forfeiture lapse and the shares are released to the participant. Restricted stock is forfeited if the vesting conditions are not satisfied, and if that occurs the shares again become available under the plan for future awards. Unless an award agreement for restricted stock specifies otherwise, a participant who holds restricted stock has the right to receive dividends or other distributions on the shares and the right to vote the shares during the restriction period. But dividends or other distributions payable in the form of stock would themselves be considered shares of restricted stock and would be subject to the same restrictions and conditions as the original restricted stock award. Restricted stock unit awards are essentially the same as restricted stock awards, except that the holder of a restricted stock unit has no associated voting rights or the right to receive dividends. Dividends paid on shares may be credited to a restricted stock unit award, however, in the form of dividend equivalent units. Unvested awards generally are not transferable except as specified in the Plan.

Awards of restricted stock and restricted stock units are most likely to be made at no cost to the participant. However, the Compensation Committee could make an award conditional upon the participant paying a purchase price for shares, in addition to other conditions that could be imposed. Although the Plan places no limitations on the conditions that may be imposed on awards, we expect that the principal condition imposed would consist of a time-vesting feature, meaning the award recipient would become fully vested in and the owner of unencumbered shares of common stock if the participant remains employed with Cortland Bancorp or The Cortland Savings and Banking Company for a specified period.

Performance Shares. Performance shares bear some similarities to restricted stock awards but also are distinct from restricted stock awards in some significant ways. Like the recipient of a restricted stock award, a performance share award recipient becomes fully vested in and acquires unencumbered ownership of shares if conditions imposed in the award agreement are satisfied by the end of the period specified in the award agreement. But as the name suggests, performance awards ordinarily become vested if and only if corporate goals or individual performance goals, or both, stated in the award agreement are satisfied by the end of the performance period, also specified in the award agreement. In contrast, and although this is not necessarily always the case, restricted stock awards ordinarily become vested with the mere passage of time, so long as the award recipient remains employed with the company. In contrast to stock option awards and to a lesser degree restricted stock awards, which ordinarily have terms that are more or less uniform from one grant to the next and from one award recipient to the next, the terms of performance share awards can vary quite widely. Terms having to do with such things as performance criteria and the duration of the period in which performance is measured need not be uniform and are likely to be influenced by the particular award recipient’s responsibilities, corporate goals and operating results, and other factors. Virtually every term of performance share awards can be customized for individual award recipients, with the only common denominator being the right to become the owner of unencumbered shares of our common stock if the performance criteria are satisfied. The performance criteria are likely to include a combination of some or all of these factors –

net earnings or net income (before or after taxes)	productivity ratios

earnings per share	share price (including but not limited to growth measures and total shareholder return)

deposit or asset growth	expense targets

net operating income	credit quality

return on assets and return on equity	efficiency ratio

fee income	market share

earnings before or after taxes, interest, depreciation and/or amortization	customer satisfaction

interest spread	net income after cost of capital

If the Compensation Committee makes performance share awards, it will establish the performance criteria, select the participants or class of participants to whom the performance criteria apply, and designate the period over which performance is measured. Unless the associated award agreement specifies otherwise, a participant may not exercise voting rights over shares subject to a performance award. But shares subject to a performance award may be credited with an allocable portion of dividends and other distributions paid on common stock. Dividends and other distributions allocable to unvested performance shares will be held by us as escrow agent during the period in which satisfaction of the performance criteria is determined, without interest crediting or other accruals while held in escrow. If dividends or other distributions are paid in the form of shares of common stock, those shares would themselves be considered performance shares and would be subject to the same conditions and restrictions as the original performance share award.

The Compensation Committee will make appropriate adjustments to performance criteria to account for the impact of a stock dividend or stock split affecting the common stock or a recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or similar corporate change. Unless otherwise provided in the plan or an employee participant’s award agreement, at the end of the period in which satisfaction of the performance criteria is determined the Compensation Committee will certify that the employee has or has not satisfied the performance criteria. The shares will then be forfeited if the performance criteria are not satisfied. If the performance criteria are satisfied, the shares of our common stock will be issued to the employee participant.

Effect of Termination of Service on Awards. Unless the participant’s award agreement provides otherwise, when a participant employee’s service terminates the portion of any award held by the participant that is not vested and exercisable is forfeited. All NQSOs, SARs, and ISOs held by the participant that are exercisable are forfeited if not exercised before the earlier of the expiration date specified in the award agreement or 90 days after termination occurs. However, all of a participant’s outstanding awards are forfeited if the participant’s employment terminates with cause or if in our judgment a basis for termination for cause exists, regardless of whether the awards are exercisable and regardless of whether the participant’s employment or director service actually terminates. Defined in section 10.1(b) of the Plan, the term cause includes a violation of the code of ethics. However, shares of restricted stock or performance shares that have been released from escrow and distributed to the participant are not affected by a termination for cause.

Effect of a Change in Control. If a change in control of Cortland Bancorp occurs, the Compensation Committee has broad authority and sole discretion to take actions it deems appropriate to preserve the value of participants’ awards. For example, the Compensation Committee may –

•	accelerate the exercisability or vesting of any or all awards, despite any limitations stated in the plan or in an award agreement, or

•	cancel any or all outstanding options, SARs, restricted stock, and performance share awards in exchange for the kind and amount of consideration that the holder of the award would have received had the award been converted into our stock before the change in control (less the exercise price of the award), or

•	convert any or all option, SAR, restricted stock, or performance share awards into the right to receive at exercise or vesting the kind and amount of consideration that the holder of the award would have received had the award been converted into our stock before the change in control (less the exercise price of the award).

The Compensation Committee may provide for these results in advance in an award agreement or may provide for these results when a change in control actually occurs, or both. Alternatively, the Compensation Committee also has the right to require the acquiring company in a change in control to take any of these actions.

Events that would constitute a change in control are defined in section 11.1 of the Plan, but the Plan defers to any competing definition contained in another agreement to which a participant may be a party, such as an employment agreement, or the competing definition contained in Code section 409A if that provision of the Federal tax code is deemed to apply to the participant’s award. In general, a change in control means one or more of the following events –

•	a change in the composition of our Board of Directors, after which the incumbent members of the Board on the effective date of the Plan – including their successors whose election or nomination was approved by those incumbent directors and their successors – no longer represent a majority of the Board, or

•	a person (other than persons such as subsidiaries or benefit plans) becomes a beneficial owner of our securities having 25% or more of the combined voting power of all securities eligible to vote for the election of directors, excepting business combinations after which our stockholders own more than 50% of the resulting company and excepting stock issuances approved by incumbent directors and their successors, or

•	a merger, consolidation, share exchange, or similar form of business combination transaction requiring approval of our stockholders, excepting business combinations after which our stockholders own more than 50% of the resulting company, or

•	our stockholders approve a plan of complete liquidation or dissolution or sale of all or substantially all of our assets.

Amendment, Modification and Termination of the Plan. The plan was adopted by our Board of Directors but will not become effective unless it is also approved by stockholders. If approved, the plan will remain in effect until the tenth anniversary of the date the plan was approved by the Board. The Board approved the plan on February 24, 2015.

We may terminate, suspend, or amend the plan at any time without stockholder approval, unless stockholder approval is necessary to satisfy applicable requirements of SEC Rule 16b-3, the Code, or any securities exchange, market, or other quotation system on which our securities are listed or traded. But no amendment of the plan may (x) result in the loss of a Compensation Committee member’s status as a non-employee director as defined in SEC Rule 16b-3, (y) cause the plan to fail to satisfy the requirements of Rule 16b-3, or (z) adversely affect outstanding awards. However, we may amend the plan as necessary to comply with Code section 409A even if the amendment adversely affects participants’ rights.

Transfers. Awards generally are not transferable except as specified in the Plan. During a participant’s lifetime, awards are exercisable solely by the participant or the participant’s guardian or legal representative. Plan awards may be transferred by will and by the laws of descent and distribution.

Accounting for Share-Based Payments. The compensation cost relating to share-based payment transactions, including grants of stock options, must be recognized as an expense in financial statements. Cost is measured based on the fair value of the equity instrument issued. For option awards cost is measured according to any option-pricing model satisfying the fair value objective of relevant accounting standards.

U.S. Federal Income Tax Consequences. The following discussion briefly summarizes the U.S. federal income and employment tax consequences relating to the Plan. This summary is based on existing provisions of the Code, final, temporary, and proposed Treasury Regulations promulgated under the Code, existing judicial decisions, and current administrative rulings and practice, all of which are subject to change, possibly retroactively. Included for general informational purposes only, this summary is not a complete description of the applicable U.S. federal income or employment tax laws and this summary does not address state or local tax consequences and other tax consequences.

Generally, we will withhold from distributions under the plan the amount of cash or shares we determine is necessary to satisfy applicable tax withholding obligations. Alternatively, we may require participants to pay to us the amount necessary to satisfy applicable tax withholding obligations.

Tax Consequences of ISOs. ISOs qualify for special treatment under Code section 422. A participant recognizes no income when an ISO is granted or exercised. We are entitled to no compensation deduction at either of those times. Also, ISOs are not subject to employment taxes. If a participant acquires our common stock by exercising an ISO and continues to hold that stock for one year or, if longer, until the second anniversary of the grant date, the amount the participant receives when he or she finally disposes of the stock – minus the exercise price – is taxed at long-term capital gain or loss rates. This is referred to as a qualifying disposition. We are entitled to no deduction for a qualifying disposition.

If a participant disposes of the common stock within one year after exercising the ISO or within two years after the grant date, this is referred to as a disqualifying disposition. When a disqualifying disposition occurs, the participant recognizes ordinary income equal to the excess of (x) the fair market value of the stock on the date the ISO is exercised, or the amount received on the disposition if less, over (y) the exercise price. We are entitled to a deduction equal to the income that the participant recognizes on the disqualifying disposition. The participant’s additional gain is taxed at long-term or short-term capital gain rates, depending on whether the participant held the common stock for more than one year.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. When an ISO is exercised, a participant must treat the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price as a tax preference item for purposes of the alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has tax preference items other than those derived from ISOs.

Tax Consequences of NQSOs. NQSOs are not entitled to the special tax treatment granted to ISOs. Nevertheless, a participant recognizes no income when an NQSO is granted and we are entitled to no compensation deduction at that time. Unlike an ISO, when an NQSO is exercised the participant recognizes ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the exercise price. Also unlike an ISO, this same amount is subject to employment taxes, including social security and Medicare taxes. If a participant uses common stock or a combination of common stock and cash to pay the exercise price of an NQSO, he or she will have ordinary income equal to the value of the excess of the number of shares of common stock that the participant purchases over the number he or she surrenders, less any cash the participant uses to pay the exercise price. This same amount is subject to employment taxes, including social security and Medicare taxes. When an NQSO is exercised, we are entitled to a deduction equal to the ordinary income that the participant recognizes.

A participant’s cost, also known as basis, for shares acquired by exercising an NQSO generally is the fair market value of the stock on the date the NQSO is exercised, recognizing that the participant is taxed at ordinary income rates at that time. And when the participant finally disposes of stock acquired by exercising an NQSO, the participant will have a long-term capital gain or loss or a short-term capital gain or loss, depending on whether the participant held the stock after option exercise for more than one year and whether the sale price exceeds the participant’s cost basis.

Tax Consequences of SARs. A participant recognizes no income when an SAR is granted. Likewise, we are entitled to no compensation deduction at that time. But when an SAR is exercised the participant recognizes ordinary income equal to the cash received upon exercise, or the fair market value of the stock received at exercise if the SAR is settled with stock. We are entitled to a compensation deduction equal to the ordinary income that the participant recognizes. Also, the same amount is subject to employment taxes, including social security and Medicare taxes. If the SAR is settled with stock, the participant will have a long-term or short-term capital gain or loss when he or she finally disposes of the stock, depending on whether the participant held the stock for more than one year after the SAR was exercised and depending of course on the price at which the stock is sold.

Tax Consequences of Restricted Stock. Unless a participant makes an election under Code section 83(b) to recognize taxable income, a participant generally does not have taxable income when restricted stock is granted. Likewise, we are not entitled to a compensation deduction at that time. Instead, a participant recognizes ordinary income when the shares of restricted stock vest, meaning when the shares are no longer subject to a substantial risk of forfeiture. The income recognized at that time is equal to the fair market value of the stock the participant receives when the restrictions lapse, less any consideration paid for the restricted stock. We generally are entitled to a deduction equal to the income that the participant recognizes. Also, the same amount is subject to employment taxes, including social security and Medicare taxes. When a participant finally disposes of restricted stock that has vested, the participant has a long-term or a short-term capital gain or loss, depending on the amount of time the participant held the stock after the stock vested and depending on the sale price.

If a participant makes an election under Code section 83(b), the participant recognizes on the grant date ordinary income equal to the fair market value of the shares of restricted stock on the grant date. We are entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount is subject to employment taxes, including social security and Medicare taxes. However, the participant recognizes no income when the restrictions finally lapse. If a participant becomes vested in the shares, any appreciation between the grant date and the date the participant disposes of the shares is treated as a long-term or short-term capital gain or loss, depending on whether he or she held the shares for more than one year after the grant date and depending on the sale price. If a participant forfeits restricted stock, the participant cannot take a tax deduction for the forfeiture.

Tax Consequences of Performance Shares. A participant recognizes no taxable income when he or she receives a performance share award and we are entitled to no compensation deduction at that time. However, when a participant satisfies the conditions imposed on the award he or she must recognize ordinary income equal to the cash or the fair market value of the common stock he or she receives. Also, the same amount is subject to employment taxes, including social security and Medicare taxes. We generally are entitled to a compensation deduction equal to the income that the participant recognizes. The participant will thereafter have a long-term or short-term capital gain or loss when he or she finally disposes of the common stock acquired in settlement of the performance share award, depending on the amount of time the participant held the shares after they were issued and depending on the price at which the shares are sold.

Code Section 162(m). Code section 162(m) imposes an annual $1,000,000 limit on the tax deduction allowable for compensation paid to the chief executive officer and other top executives of a company whose equity securities are required to be registered under section 12 of the Securities Exchange Act of 1934, with an exemption for so-called performance-based compensation. To qualify for the performance-based compensation exemption, grants must be made by a committee consisting solely of two or more outside directors, the material terms of the performance-based compensation must be disclosed to and approved in advance by the company’s stockholders, and the committee must certify that the performance standards are satisfied. For grants other than options and SARs to qualify as performance-based compensation, the granting, issuance, vesting, or retention of the grant must be contingent upon satisfying one or more performance criteria. Stock options and SARs may be treated as performance-based compensation if the exercise price is at least equal to the fair market value of the stock on the grant date and if the plan states the maximum number of shares acquirable under options or SARs granted to any one individual in any single year. We expect that stock options as well as awards with a performance component generally will satisfy the requirements for performance-based compensation under section 162(m), but the Compensation Committee will have authority to grant non-performance-based awards, including restricted stock awards.

Performance share awards may be made in a manner that qualifies as performance-based compensation under Code section 162(m) in the case of awards to our Chief Executive Officer and to the three most highly compensated executives other than the Chief Financial Officer. To ensure compliance with section 162(m), (x) the applicable performance criteria for performance-based compensation such as performance share awards must be established in the associated award agreement as soon as administratively practicable, but no later than the earlier of 90 days after the beginning of the applicable performance period and the expiration of 25% of the applicable performance period and (y) vesting will be contingent on satisfaction of the performance criteria outlined in this proxy statement’s discussion of performance share awards. The Compensation Committee may make appropriate adjustments to performance criteria to reflect a substantive change in an employee’s job description or assigned duties and responsibilities. Vesting of performance share awards made to other employees need not comply with the requirements of Code section 162(m), but nevertheless we expect that performance share awards to those other employees will be based on similar performance criteria.

Code Sections 280G and 4999. Code sections 280G and 4999 impose penalties on persons who pay and persons who receive so-called excess parachute payments. A parachute payment is the value of any amount that is paid to company officers on account of a change in control. If total parachute payments from all sources – including but not limited to stock-based compensation plans – equal or exceed three times an officer’s base amount, meaning his or her five-year average taxable compensation, a portion of the parachute payments constitutes an excess parachute payment. Specifically, the amount of the parachute payments exceeding one times the base amount is an excess parachute payment. Because of Code section 4999, the officer must pay an excise tax equal to 20% of the total excess parachute payments. This tax is in addition to other federal, state, and local income, wage, and employment taxes imposed on the individual’s change-in-control payments. Moreover, because of section 280G, the company paying the compensation is unable to deduct the excess parachute payment, and the $1,000,000 limit on deductible compensation under Code section 162(m) is reduced by the amount of the excess parachute payment.

Benefits to which participants are entitled under the Plan and associated award agreements could constitute parachute payments under sections 280G and 4999 if a change in control occurs. If this happens, the value of each participant’s parachute payment arising under the Plan must be combined with other parachute payments the same participant may be entitled to receive under other agreements or plans with us or a subsidiary, such as an employment agreement or a severance agreement.

Code Section 409A. Code section 409A applies to so-called nonqualified deferred compensation. Section 409A includes a broad definition of nonqualified deferred compensation plans, which may extend to various types of awards granted under the 2015 Omnibus Equity Plan. The proceeds of any grant that is governed by section 409A are subject to a 20% excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events such as death, disability, or a change of control, all as defined in section 409A. The Compensation Committee intends to administer the plan to avoid or minimize the impact of section 409A, which is borne principally by the employee, not the employer. If necessary, the Compensation Committee will amend the plan to comply with section 409A. By accepting an award, a participant agrees that the Compensation Committee (or our Board of Directors, as appropriate) may amend the plan and the award agreement without any additional consideration if necessary to avoid penalties arising under section 409A, even if the amendment reduces, restricts, or eliminates rights that were granted under the plan, the award agreement, or both before the amendment.

The Board recommends a vote FOR approval of the 2015 Omnibus Equity Plan.

2015 DIRECTOR EQUITY PLAN

(Proposal Four)

General. Our Board of Directors also adopted the 2015 Director Equity Plan at the February 24, 2015 meeting, subject to stockholder approval. We are submitting the proposal to approve the Director Equity Plan for your consideration and vote at the Annual Meeting because doing so is consistent with principles of good corporate governance. The goal of the 2015 Director Equity Plan is to promote our long-term financial success and to increase stockholder value. The Director Equity Plan will enhance our ability to attract and retain the services of directors upon whose judgment, skill, and efforts the successful conduct of our business depends.

The plan contains provisions we believe are consistent with the interests of stockholders and principles of good corporate governance. For example, stock options must have an exercise price equal to or greater than the fair market value of Cortland Bancorp common stock on the date the award is made. The plan prohibits repricing of stock options without stockholder approval. In other words, if the fair market value of Cortland Bancorp stock experiences a sustained decline to a price less than the exercise price of a stock option, for example, we cannot freely adjust the exercise price of the option to compensate for loss of the option’s value.

The principal features of the 2015 Director Equity Plan are summarized below, but a copy of the plan is included as Appendix B. We encourage you to read the plan in its entirety.

Authorized Shares. The 2015 Director Equity Plan authorizes the issuance of 113,000 shares, which is approximately 2.5% of our total outstanding shares. Shares under the plan may consist in whole or in part of treasury shares or authorized and unissued shares not reserved for any other purpose. If an award made under the plan is later forfeited, terminated, exchanged, or otherwise settled without the issuance of shares or payment of cash, the shares associated with that award may again become available for future grants. If a corporate transaction such as a stock dividend, stock split, recapitalization, merger, or other similar corporate change affects our outstanding shares of common stock, the Board of Directors will make adjustments to prevent dilution or enlargement of benefits provided under the Director Equity Plan, including adjustment of the number of shares authorized under the Director Equity Plan, adjustment of award limits, and adjustments of the terms of outstanding awards.

Awards. We currently have no compensation plans under which equity securities may be issued. The Director Equity Plan gives us authority to make awards to directors who are not also officers or employees. Awards may be made to nonemployee directors of Cortland Bancorp and The Cortland Savings and Banking Company. Awards under the Director Equity Plan may take the form of stock options or restricted stock, which may consist of outright awards of restricted stock or awards of restricted stock units. The terms of each award will be stated in an award agreement between us and the person to whom the award is made. By accepting an award, the person agrees to be bound by the terms of the plan and the award agreement. If there is a conflict between the terms of the plan and the terms of the associated award agreement, the terms of the plan govern. All awards are discretionary. No awards have been made. Discretionary awards are therefore not currently determinable. A director who also serves as an officer or employee is not eligible for awards under the Director Equity Plan, but in Proposal Three we are asking stockholders to vote upon a separate equity plan in which employee directors would participate.

Plan Administration. The Board of directors will administer the plan, with exclusive authority to make awards and establish award terms. The Board’s authority includes the power to –

•	construe and interpret the plan,

•	adopt, amend, and rescind rules and regulations relating to administration of the plan,

•	determine the types of awards to be made,

•	designate the nonemployee directors to whom the awards will be made, and

•	specify the terms and conditions of each award, including the procedures for exercising an award.

Directors are entitled under section 9.6 to indemnification by us for liabilities arising under the plan.

Award Limits. The number of shares underlying awards granted to an individual participant in a single year may not exceed 5% of the aggregate amount authorized to be issued under the Director Equity Plan (5,650 shares).

Description of Awards. Options. An option is the right to acquire shares of our common stock during a stated period at a specified exercise price. Nonemployee directors cannot take advantage of the Internal Revenue Code’s favored tax treatment of incentive stock options, so all options granted to nonemployee directors will be nonqualified stock options – or NQSOs. The exercise price of an option will be determined by the Board of Directors when the option award is made. However, an option’s exercise price may not be less than the fair market value of a share of our common stock on the date the option is granted. Fair market value in this context is determined according to the following rules –

•	if our common stock is traded on an exchange or on an automated quotation system giving closing prices, fair market value means the reported closing price on the relevant date if the date is a trading day and otherwise on the next trading day, or

•	if our common stock is traded over-the-counter with no reported closing price, fair market value is the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if the date is a trading day and otherwise on the next trading day, or

•	if neither of the above circumstances exists, fair market value will be determined by the Board in good faith.

The Board of Directors will establish the term of each option. An NQSO may have any term specified in the award agreement. The exercise price of an option must be paid in a form allowed by the Board, which may allow payment in cash or a cash equivalent, actual or constructive surrender of unrestricted shares of our common stock, or a combination of these payment methods. The Board may also allow a cashless stock option exercise. A cashless stock option exercise can take a variety of forms, but in essence it means the participant would pay no cash and surrender no other assets when he or she exercises the stock option and, rather than issuing to the participant the full number of shares for which the option is exercised, we would withhold and not issue to the participant a number of shares having a value equal to the exercise price. We would issue to the participant a net number of shares equal to the difference between the value of the entire option and the exercise price.

Restricted Stock. A restricted stock award is an award of common stock that is subject to transfer restrictions and subject to the risk of forfeiture if conditions specified in the award agreement are not satisfied by the end of a specified period. During the restriction period established by the Board, restricted stock is considered to be held in escrow and may not be sold, transferred, or hypothecated. Restricted stock vests when the conditions to vesting stated in the award agreement are satisfied, and at that time the transfer restrictions and risk of forfeiture lapse and the shares are released to the participant. Restricted stock is forfeited if the vesting conditions are not satisfied, and if that occurs the shares again become available under the plan for future awards. Unless an award agreement for restricted stock specifies otherwise, a participant who holds restricted stock has the right to receive dividends or other distributions on the shares and the right to vote the shares during the restriction period. But dividends or other distributions payable in the form of stock would themselves be considered shares of restricted stock and would be subject to the same restrictions and conditions as the original restricted stock award. Restricted stock unit awards are essentially the same as restricted stock awards, except that the holder of a restricted stock unit has no associated voting rights or the right to receive dividends. Dividends paid on shares may be credited to a restricted stock unit award, however, in the form of dividend equivalent units. Unvested awards generally are not transferable except as specified in the Director Equity Plan.

Awards of restricted stock and restricted stock units are most likely to be made at no cost to the participant. However, the Board of Directors could make an award conditional upon the participant paying a purchase price for shares, in addition to other conditions that could be imposed. Although the Director Equity Plan places no limitations on the conditions that may be imposed on awards, we expect that the principal condition imposed would consist of a time-vesting feature, meaning the award recipient would become fully vested in and the owner of unencumbered shares of common stock if the participant’s director service with Cortland Bancorp or The Cortland Savings and Banking Company continues for a specified period.

Effect of Termination of Service on Awards. Unless the participant’s award agreement provides otherwise, when a participant’s director service terminates the portion of any award held by the participant that is not vested and exercisable is forfeited. All exercisable NQSOs held by the participant are forfeited if not exercised before the earlier of the expiration date specified in the award agreement or 90 days after termination occurs. However, all of a participant’s outstanding awards are forfeited if the participant’s service terminates with cause or if in our judgment a basis for termination with cause exists, regardless of whether the awards are exercisable and regardless of whether the participant’s director service actually terminates. Defined in section 6.1(b) of the Director Equity Plan, the term cause includes a violation of the code of ethics. However, shares of restricted stock that have been released from escrow and distributed to the participant are not affected by a termination with cause.

Effect of a Change in Control. If a change in control of Cortland Bancorp occurs, the Board of Directors has broad authority and sole discretion to take actions it deems appropriate to preserve the value of participants’ awards. For example, the Board may –

•	accelerate the exercisability or vesting of any or all awards, despite any limitations stated in the plan or in an award agreement, or

•	cancel any or all outstanding options and restricted stock in exchange for the kind and amount of consideration that the holder of the award would have received had the award been converted into our stock before the change in control (less the exercise price of the award), or

•	convert any or all option or restricted stock awards into the right to receive at exercise or vesting the kind and amount of consideration that the holder of the award would have received had the award been converted into our stock before the change in control (less the exercise price of the award).

The Board may provide for these results in advance in an award agreement or may provide for these results when a change in control actually occurs, or both. Alternatively, the Board could require the acquiring company in a change in control to take any of these actions.

Events that would constitute a change in control are defined in section 7.1 of the Director Equity Plan, but the plan defers to any competing definition contained in another agreement to which a participant may be a party, or the competing definition contained in Code section 409A if that provision of the Federal tax code is deemed to apply to the participant’s award. In general, a change in control means one or more of the following events –

•	a change in the composition of our Board of Directors, after which the incumbent members of the Board on the effective date of the Director Equity Plan – including their successors whose election or nomination was approved by those incumbent directors and their successors – no longer represent a majority of the Board, or

•	a person (other than persons such as subsidiaries or benefit plans) becomes a beneficial owner of our securities having 25% or more of the combined voting power of all securities eligible to vote for the election of directors, excepting business combinations after which our stockholders own more than 50% of the resulting company and excepting stock issuances approved by incumbent directors and their successors, or

•	a merger, consolidation, share exchange, or similar form of business combination transaction requiring approval of our stockholders, excepting business combinations after which our stockholders own more than 50% of the resulting company, or

•	our stockholders approve a plan of complete liquidation or dissolution or sale of all or substantially all of our assets.

Amendment, Modification and Termination of the Director Equity Plan. The plan was adopted by our Board of Directors but will not become effective unless it is also approved by stockholders. If approved, the plan will remain in effect until the tenth anniversary of the date the plan was approved by the Board. The Board approved the plan on February 24, 2015.

We may terminate, suspend, or amend the plan at any time without stockholder approval, unless stockholder approval is necessary to satisfy applicable requirements of SEC Rule 16b-3, the Code, or any securities exchange, market, or other quotation system on which our securities are listed or traded. But no amendment of the plan may (x) cause the plan to fail to satisfy the requirements of Rule 16b-3 or (y) adversely affect outstanding awards without participant consent. However, we may amend the plan as necessary to comply with Code section 409A even if the amendment adversely affects participants’ rights.

Transfers. Awards generally are not transferable except as specified in the Director Equity Plan. During a participant’s lifetime, awards are exercisable solely by the participant or the participant’s guardian or legal representative. Awards may be transferred by will and by the laws of descent and distribution.

Accounting for Share-Based Payments. The compensation cost relating to share-based payment transactions, including grants of stock options, must be recognized as an expense in financial statements. Cost is measured based on the fair value of the equity instrument issued. For option awards cost is measured according to any option-pricing model satisfying the fair value objective of relevant accounting standards.

U.S. Federal Income Tax Consequences. For a summary of U.S. federal income tax consequences of awards under the Director Equity Plan, please refer to the discussion of U.S. federal income taxes included with Proposal Three.

The Board recommends a vote FOR approval of the 2015 Director Equity Plan.

RATIFICATION OF INDEPENDENT AUDITORS

(Proposal Five)

Cortland’s independent auditor for the year ended December 31, 2014, was S.R. Snodgrass, P.C. Subject to shareholder ratification, the audit committee has selected S.R. Snodgrass, P.C. to be Cortland’s independent auditor for the fiscal year ending December 31, 2015. We expect one or more representatives of S.R. Snodgrass, P.C. to be present at the Annual Meeting. The representative of S.R. Snodgrass, P.C. will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm. Fees contracted for services by S. R. Snodgrass, P.C. for each of the 2014 fiscal year and the 2013 fiscal year were as follows:

	2014	2013
Audit Fees (1)	$119,250	$118,500
Audit-Related Fees (2)	9,634	9,107
Tax Fees (3)	15,224	10,743
All Other Fees (4)	—	11,369

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements, review of financial statements included in the Company’s quarterly reports, and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees are fees principally for professional services for the audit of the Company’s employee benefit plan.
(3)	Tax service fees consist of compliance fees for the preparation of original tax returns.
(4)	All other fees relate to consulting services in relation to strategic planning.

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm. The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been designated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Audit Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at its next meeting. All of the services rendered by S.R. Snodgrass, P.C. to Cortland and its subsidiaries for the 2014 and the 2013 fiscal years were pre-approved by the Audit Committee.

Auditor Independence. The Audit Committee believes that the non-audit services provided by S.R. Snodgrass, P.C. are compatible with maintaining the auditor’s independence. To the best of Cortland’s knowledge, none of the time devoted by S.R. Snodgrass, P.C. on its engagement to audit Cortland’s financial statements for the year ended December 31, 2014, is attributable to work performed by persons other than full-time, permanent employees of S.R. Snodgrass, P.C.

Cortland’s Code of Regulations do not require the submission of the selection of independent auditors to shareholders for approval. However, the Board believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee to appoint S.R. Snodgrass, P.C. as Cortland’s principal accountant. Neither the Audit Committee nor the Board will be bound by the shareholders’ vote at the Annual Meeting, but may take the shareholders’ vote into account in future determinations regarding the retention of an independent auditor.

Recommendation and Vote

The Board recommends a vote FOR ratification of the appointment of S.R. Snodgrass, P.C. as Cortland’s independent auditor for the fiscal year ending December 31, 2015.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Fiscal Year Ended December 31, 2014

The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2014, and has discussed the audited financial statements with management. The Audit Committee has also discussed with S.R. Snodgrass, P.C., Cortland’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, P.C. required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the independent registered accounting firm’s independence), and has discussed with S.R. Snodgrass, P.C. the independent registered accounting firm’s independence. Based on this, the Audit Committee recommended to the Board that Cortland’s audited consolidated financial statements be included in Cortland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

David C. Cole, Neil J. Kaback, Richard B. Thompson, and Anthony R. Vross

SUBMISSION OF SHAREHOLDER PROPOSALS

If any Cortland shareholder wishes to submit a proposal to be included in next year’s proxy statement and acted upon at Cortland’s Annual Meeting to be held in 2016, the proposal must be received by Cortland’s Secretary prior to the close of business on December 7, 2015. Upon receipt of a shareholder proposal, Cortland will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC Rules.

If a shareholder intends to present a proposal at the 2016 Annual Meeting, but has not sought the inclusion of such proposal in Cortland’s proxy materials, such proposal must be received by the Secretary of Cortland prior to February 20, 2016, or the management proxies for the 2016 Annual Meeting will be entitled to use their discretionary voting authority, should such proposal then be raised, without any discussion of the matter in Cortland’s proxy material.

DELIVERY OF PROXY MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS

SEC rules provide for “householding,” which permits Cortland to send a single annual report and a single proxy statement to any household at which two or more different shareholders reside if Cortland believes such shareholders are members of the same family or otherwise share the same address or in which one shareholder has multiple accounts, if in each case such shareholder(s) have not opted out of the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and a separate proxy card. The householding procedure reduces the volume of duplicate information that shareholders may receive and reduces Cortland’s expense. Cortland may institute householding in the future, and will notify those registered shareholders who will be affected by householding at that time.

Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Cortland, you may have received householding information from your broker, bank, or other nominee in the past. Please contact the holder of record directly if you have any questions, require additional copies of the Form 10-K or proxy statement for the 2014 fiscal year, or to revoke your consent to household and, thereby, receive multiple copies once again. These options are available to you at any time.

OTHER BUSINESS

As of the date of this proxy statement, the Board knows of no other matters that will be presented for action at the annual meeting other than those discussed in this proxy statement. If any other business should properly arise, the persons acting under the proxies solicited by the Board have the discretionary authority to vote in accordance with their best judgment.

By Order of the Board of Directors,

Timothy Carney
Secretary
March 25, 2015

WWW.CORTLAND-BANKS.COM

ANNUAL MEETING OF SHAREHOLDERS OF

CORTLAND BANCORP

May 20, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.cortland-banks.com
i Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. i

■	20333330000000001000 6	052015

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE LISTED NOMINEES AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. To elect three directors to serve for terms of three years each until the Annual Meeting in 2018 and until their successors are elected and qualified.				2. To approve, on an advisory basis, the executive compensation of Cortland’s named executive officers as described in this proxy statement.	☐	☐	☐

NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ James E. Hoffman, III ¡ Joseph E. Koch ¡ Timothy K. Woofter		3. To consider and vote upon the 2015 Omnibus Equity Plan	☐	☐	☐
				4. To consider and vote upon the 2015 Director Equity Plan	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			5. To ratify the appointment of S.R. Snodgrass, P.C. as Cortland’s independent auditor for fiscal year ending December 31, 2015.	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).

If no direction is made, this proxy will be voted FOR the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5. Management and the Board recommend a vote FOR each of the proposals presented herein.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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0                         ¢

CORTLAND BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Neil J. Kaback, Richard B. Thompson and David C. Cole as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Cortland Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Squaw Creek Country Club, 761 Youngstown-Kingsville Road, Vienna, Ohio 44473 on Wednesday, May 20, 2015 at 10:00 a.m. EDT, or any adjournment thereof.

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢

ANNUAL MEETING OF SHAREHOLDERS OF

CORTLAND BANCORP

May 20, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.cortland-banks.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

■	20333330000000001000 6	052015

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE LISTED NOMINEES AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1. To elect three directors to serve for terms of three years each until the Annual Meeting in 2018 and until their successors are elected and qualified.				2. To approve, on an advisory basis, the executive compensation of Cortland’s named executive officers as described in this proxy statement.	☐	☐	☐

NOMINEES:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ James E. Hoffman, III ¡ Joseph E. Koch ¡ Timothy K. Woofter		3. To consider and vote upon the 2015 Omnibus Equity Plan	☐	☐	☐
				4. To consider and vote upon the 2015 Director Equity Plan	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			5. To ratify the appointment of S.R. Snodgrass, P.C. as Cortland’s independent auditor for fiscal year ending December 31, 2015.	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).

If no direction is made, this proxy will be voted FOR the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5. Management and the Board recommend a vote FOR each of the proposals presented herein.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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